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                                                                    EXHIBIT 99.7

                        MERISTAR HOTELS & RESORTS, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON   -
                                 -  , 2001 AT   -
                              LOCAL TIME AT   -  .

    The undersigned hereby appoints Paul W. Whetsell and Christopher L. Bennett, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of MeriStar Hotels & Resorts,
Inc. to be held   -  , 2001 and at any adjournments or postponements of the
special meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows.

The Board of Directors recommends that you vote FOR the following proposals:

1. To approve and adopt the merger agreement among MeriStar, American Skiing Company, and ASC Merger Sub, Inc. under which MeriStar will become a wholly-owned subsidiary of American Skiing and American Skiing will change its name to "Doral International, Inc."

           [  ]  FOR            [  ]  AGAINST           [  ]  ABSTAIN

2. In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

           THE BOARD OF DIRECTORS OF MERISTAR HOTELS & RESORTS, INC.
                      RECOMMENDS A VOTE FOR THE PROPOSAL.

    The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter related to the proposals that may properly come before the first part of the special meeting.

    The undersigned hereby acknowledges notification of the special meeting and
receipt of the proxy statement dated   -  2001, relating to the special meeting.

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                                          Signature

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                                          Signature

                                          Dated          , 2001

                      In case of joint owners, each joint

owner must sign, if signing for a
                             corporation or partnership or as
                             agent, attorney or fiduciary, indicate
                             the capacity in which you are signing.

             PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON
                 THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE.